Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lipid Sciences, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, S. Lewis Meyer, Ph.D., President and Chief Executive Officer of the Company and Sandra Gardiner, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 12, 2004

/s/ S. Lewis Meyer, Ph.D.
S. Lewis Meyer, Ph.D
President and Chief Executive Officer

/s/ Sandra Gardiner
Sandra Gardiner
Chief Accounting Officer

Explanatory Note: Currently, the Company’s principal financial officer is the Chief Accounting Officer.